EXHIBIT 10.11
                                 ZIM CORPORATION
                           EMPLOYEE STOCK OPTION PLAN




1. Definitions. In this Plan:

(a)      "Board" means the board of directors of the Corporation;

(b) "Corporation" means ZIM CORPORATION., and includes any successor corporation thereto;

(c) "Consultant" means a person engaged by the Corporation to perform services for the Corporation, who may be an individual or a corporation;

(d)      "Date of Grant" means the date a Participant is granted an Option;

(e) "Director" means a member of the Board or a member of the board of directors of a Subsidiary;

(f) "Disability" means permanent and total disability as determined under procedures established by the Board for the purposes of the Plan;

(g)      "Employee" means a person employed by the Corporation or a Subsidiary;

(h) "Officer" means a duly appointed officer of the Corporation or a Subsidiary;

(i) "Option" means a contract complying with the provisions of this Plan between the Corporation and a Participant pursuant to which the Participant has a right to subscribe for unissued Shares;

(j) "Participant" means an Officer, Director , Employee or Consultant or former Officer, Director Employee or Consultant who is a party to an Option;

(k)      "Plan" means the ZIM CORPORATION. Stock Option Plan;

(l) "Retirement" means retirement from active employment with or as an officer of the Corporation, a Subsidiary or another related company at or after age 65 or at or after such earlier age and upon the completion of such years of service as the Board may specify;

(m) "Shares" means Common Shares without nominal or par value in the capital of the Corporation, and, in the event of an adjustment contemplated by Section 4 hereof, such other shares or securities to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment; and
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(n)      "Subsidiary" means any corporation that is a subsidiary body corporate of the Corporation as such term is defined in subsection 2(5) of the Canada Business Corporations Act, as amended from time to time.

2. Purpose. The purpose of the Plan is to provide Officers, Directors, Employees and Consultants with a proprietary interest in the Corporation through the granting of options to purchase Shares in order to:

(a) increase the interest in the Corporation's welfare of those individuals who share primary responsibility for the management, growth and protection of the business of the Corporation;

(b) recognize the contributions made by certain individuals to the Corporation's growth during its development stage;

(c) furnish an incentive to such individuals to continue providing their services to the Corporation and its Subsidiaries, as applicable; and

(d) provide a means through which the Corporation and its Subsidiaries may attract qualified persons to engage as Officers, Directors Employees and Consultants.

3. Administration. The Plan shall be administered by the Board. No Director shall take any action with respect to Options granted to such Director. The Corporation shall pay all costs associated with the administration of the Plan.

         The Board shall have full and final authority in its discretion, but subject to the provisions of the Plan, to determine from time to time the individuals to whom Options shall be granted and the number and class of Shares to be covered by each Option; to determine the time or times at which Options shall be granted and shall become exercisable; to interpret the Plan; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced including, without limitation, any repurchase rights applicable to Shares purchased upon the exercise of an Option; and to make all other determinations necessary or advisable for the administration of the Plan, provided that none of the rights and privileges in any Option granted under the Plan may be materially amended without the consent, in writing, of the affected Participant.

         Nothing contained in the Plan or any Option shall be construed in any way so as to prevent the Corporation or any Subsidiary from taking any corporate action which is deemed by the Corporation or the Subsidiary to be appropriate or in its best interest, even if such action would have an adverse effect on the Plan.

4. Plan Restrictions. The following restrictions shall apply to the granting of Options under the Plan:

(a) the maximum aggregate number of Shares that may be issued from time to time pursuant to the Plan, together with any other Shares reserved for issuance under any options for services or employee stock purchase or stock option plans or any other plans, shall not exceed 27,200,000 Shares;

(c)      no Option shall extend for a period of more than ten (10) years from its Date of Grant.
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         Notwithstanding the terms of this Section 4 or any other Section in the
Plan, the Board may adjust the number of Shares available for Options, the number of Shares subject to Options and the exercise price of Options granted hereunder to effect a change in capitalization of the Corporation, such as a stock dividend, stock split, reverse stock split, share combination, exchange of shares, merger, consolidation, reorganization, liquidation, or the like, of or by the Corporation. No fractional shares may be purchased or issued under the Plan.

5. Participants. The Board may, from time to time, select particular Officers, Directors, Employees and Consultants to whom Options are to be granted, and upon the granting of such Options, the selected individuals shall become Participants under the Plan.

6. Shares Subject to the Plan. The Shares subject to Options granted pursuant to the Plan shall be authorized but unissued Shares. Shares that by reason of the expiration of an Option, or for any other reason, are no longer subject to purchase pursuant to an Option granted under the Plan, may be made subject to additional Options granted pursuant to the Plan.

7. Grant of Options. Options may be granted by the Corporation pursuant to the recommendations of the Board. Options granted hereunder shall be evidenced by written stock option agreements containing such terms and provisions as are recommended and approved from time to time by the Board, but subject to and not more favourable than the terms of the Plan. The Board may from time to time require additional terms which the Board deems necessary or advisable. The Corporation shall execute stock option agreements upon instruction from the Board.

8. Option Exercise Price. The purchase price of Shares subject to an Option granted pursuant to the Plan shall be determined by the Board on the Date of Grant.

9. Restrictions. The Board may, but need not, at the time of granting of an Option or at any subsequent time impose such restrictions, if any, on issuance, voluntary disposition and release from escrow of any Options including, without limitation, permitting exercise of Options only in installments over a period of years.

10. Exercise and Payment. Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of shares with respect to which the Option is being exercised. Full payment for Shares purchased upon the exercise of an Option shall be delivered to the Corporation in the form of a certified cheque or cash with the notice of exercise. No Shares shall be issued until full payment has been made and a Participant shall have none of the rights of a shareholder of the Corporation in respect of the Shares subject to an Option until such Shares have been taken up, paid for in full and issued to him. Any federal, provincial or local taxes required to be paid or withheld at the time of exercise shall also be paid or withheld in full prior to any delivery of Shares upon the exercise of an Option.

11. Transferability of Options. An Option shall not be assignable or transferable by any Participant and, subject to Section 14 hereof, may be exercised during the life of the Participant only by the Participant. The obligations of each Participant pursuant to the Plan and any Option shall be binding on his heirs, executors and administrators.

12. Date of Grant of an Option. The grant of an Option pursuant to the Plan shall occur only when a written option agreement shall have been duly executed and delivered by or on behalf of the Corporation to the Participant.

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13. Rights in Event of Termination. Unless otherwise determined by the Board, if employment or services of a Participant terminates for any reason, other than as a result of death, Disability or Retirement, any Option held by such Participant shall thereupon terminate, except that each such Option, to the extent then exercisable, may be exercised for the lesser of sixty (60) days or the balance of such Option's term. If any portion of an Option has not vested by the date the Participant's employment or services terminate, that portion of the Option may not be exercised by the Optionee. This provision will apply regardless of whether the Participant was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest. In the case of the death of a Participant, his Option may be exercised, subject, however, to any specific provision to the contrary in such Option, as to all of the optioned Shares in respect of which such Option is, at the date of the death of the Participant, then exercisable, by his legal personal representative at any time within a period not exceeding ninety (90) days after the date of death of the Participant, but in no event after the expiry date of such Option.

14. Amendment or Discontinuation. Subject to Sections 3 and 4 hereof and any necessary approvals from the Corporation's shareholders, the Plan may be amended, altered or discontinued by the Board at any time.

15. Merger, Amalgamations, Sale of Assets, Winding-Up, etc. In the event of a merger, amalgamation, or consolidation of the Corporation with or into another corporation (other than a merger, amalgamation or consolidation of the Corporation with one or more of its affiliates or Subsidiaries), or an offer to purchase all or substantially all of the outstanding shares of the Corporation is received from a third party acting at arm's length from the Corporation and is accepted by the shareholders of the Corporation, or the sale of all or substantially all of the assets of the Corporation to a third party acting at arm's length from the Corporation, each outstanding Option which is not fully exercisable shall be accelerated and become fully exercisable as provided below; provided, however, that if the successor or purchasing corporation, or a parent or subsidiary of such successor or purchasing corporation, agrees to assume all outstanding options or substitute equivalent options therefore, then the Board, in its sole discretion, shall have the power to determine that Options which are not fully exercisable shall not be so accelerated but shall be so assumed or such equivalent options shall be substituted therefore. If the outstanding Options become fully exercisable as set forth in this Section 16 and are not assumed by such successor or purchasing corporation, the Board shall notify each Participant that such Options shall be fully exercisable for a period of thirty
(30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         In the event of the proposed dissolution, liquidation or winding-up of the Corporation, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in its sole discretion, declare that any Option shall terminate as of a date fixed by the Board and give each Participant the right to exercise his option as to all or any part of the Shares, including Shares as to which the Option would not otherwise be exercisable.

16. Public Offering. If, at any time, an Option remains unexercised with respect to any Shares, the Board authorizes the Corporation to make a public offering of its securities, the Board may, in its sole discretion, (a) permit the Participants to exercise their Options in respect of all or any of the Shares in respect of which an Option has not been previously exercised at any time until a date which shall be specified by the Board and (b) require the acceleration of the time for the exercise of the affected Options and of the time for the fulfillment of any conditions or restrictions on such exercise.

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17. Employment. The Plan and any Option granted under the Plan do not confer upon the Participant any right to be employed or engaged or to continued employment or engagement by the Corporation or any Subsidiary.

18. WHERE ISSUANCE PROHIBITED. THE ABILITY OF A PARTICIPANT TO EXERCISE THE OPTIONS AND THE OBLIGATIONS OF THE CORPORATION TO ISSUE AND DELIVER COMMON SHARES IN ACCORDANCE WITH THE PLAN IS SUBJECT TO ANY APPROVALS WHICH MAY BE REQUIRED FROM THE SHAREHOLDERS OF THE CORPORATION AND ANY REGULATORY AUTHORITY OR STOCK EXCHANGE HAVING JURISDICTION OVER THE SECURITIES OF THE CORPORATION. IF COMMON SHARES CANNOT BE ISSUED TO A PARTICIPANT FOR WHATEVER REASON, THE OBLIGATION OF THE CORPORATION TO ISSUE SUCH COMMON SHARES SHALL TERMINATE AND ANY OPTION EXERCISE PRICE PAID TO THE CORPORATION WILL BE RETURNED TO THE PARTICIPANT.

19. No Right to be Granted an Option. Nothing in the Plan shall be construed so as to give any Director, Officer, Employee or Consultant any right to be granted an Option.

20. No Obligation to Exercise Option. The granting of an Option pursuant to the Plan shall not impose any obligation upon the Participant to exercise such Option.

21. Gender and Number. Words importing gender shall include the masculine, feminine and neuter genders. Words importing the singular include the plural and vice versa.

22. Governing Law. The Plan shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

DATED as of the 22nd day of September, 2005.


                                            ZIM CORPORATION



                                            By:      /s/ Michael Cowpland
                                                     Michael Cowpland